SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Best Hometown Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	81-1959486
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 East Clay Street
Collinsville, Illinois	62234
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

N/A	N/A
(Title of each class to be registered)	(Name of each exchange on which
each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-210109

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Description of Capital Stock of Best Hometown Bancorp, Inc.” “Our Dividend Policy” and “Market for the Common Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-210109), initially filed with the SEC on March 11, 2016 and amended on April 29, 2016 and May 10, 2016 (the “Form S-1”), which is hereby incorporated by reference.  For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on the Acquisition of Best Hometown Bancorp, Inc.” and “Description of Capital Stock of Best Hometown Bancorp, Inc.” in the Registrant’s Prospectus.

Item 2.  Exhibits.

1.	Registration Statement on Form S-1 (Registration Number 333-210109) initially filed with the SEC on March 11, 2016 and amended on April 29, 2016 and May 10, 2016 (the “Form S-1”).

2.	Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form S-1).

3.	Bylaws (incorporated by reference to Exhibit 3.2 of the Form S-1).

4.	Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Form S-1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BEST HOMETOWN BANCORP, INC.
Date: June 28, 2016	By: /s/ Ronnie R. Shambaugh
Ronnie R. Shambaugh
President and Chief Executive Officer